EXHIBIT 10.3







                          TECHNOLOGY AFFILIATES PROGRAM



                                       TO



                               UNIVERSAL DETECTION



                          JPL TASK PLAN NUMBER 13-6971



                                 April 10, 2002




                           /S/ LESLIE J. DEUTSCH
                         -------------------------------
                                Leslie J. Deutsch
                               Chief Technologist





                            JET PROPULSION LABORATORY
                       CALIFORNIA INSTITUTE OF TECHNOLOGY
                              4800 OAK GROVE DRIVE
                         PASADENA, CALIFORNIA 91109-8099





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A.   INTRODUCTION

     An important element of the United States Space Program, and a requirement of the Space Act, is to benefit the American public with the technological developments of space program research. The U.S. space effort has created a variety of technologies and developed many scientists and engineers with unique know-how. The Jet Propulsion Laboratory (JPL) has developed a set of processes termed the Technology Affiliates Program designed to facilitate; the transfer and use of these space-related technologies by U.S. industry.

     This document sets forth JPL's scope of work, schedule and funding plan for applying the Technology Affiliates Program to the needs of Universal Detection (also referred to as the "sponsor").

B.   SCOPE OF WORK

     JPL will conduct the Technology Affiliates Program on a best-efforts basis for Universal Detection. In performance of this program, the following actions are planned:

     1. Universal Detection and JPL will designate liaison officers who will be responsible for communication and technical direction on behalf of their respective organizations. These liaison officers will establish areas for technology transfer and arrange for appropriate communication with cognizant technologists and R&D managers.

     2. On agreement between the designated JPL and Universal Detection's liaison officers, JPL will perform Technology Transfer Tasks in the following categories:

          a. APPLICATIONS FEASIBILITY STUDIES. Conduct feasibility studies to evaluate the cost and potential commercial benefits of particular designs, technologies, or R&D projects based upon the transfer of a NASA/JPL technology to UNIVERSAL DETECTION. Such studies may include benefits-risks and return-on-equity analyses.

          b. COMPANY SEMINAR DAYS. JPL arranges seminars designed exclusively for Universal Detection and its invitees to be held at JPL or a convenient company location. Universal Detection will select a topic appropriate to JPL resources and will plan activities with Universal Detection and JPL personnel.

          c. SMALL RESEARCH AND ADVISORY TASKS. Provide research and advisory assistance to Universal Detection on NASA/JPL technology transfer topics.

     3. JPL offers various types of ongoing Technology Affiliates Program support activities, including arrangements for scientific/technical staff visits to UNIVERSAL DETECTION for briefings, conferences and Applied R&D Tasks of broad interest to participants.



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C.   DELIVERY SCHEDULE

     Upon request, JPL will deliver to UNIVERSAL DETECTION in JPL format one (1) copy of an informal report on each task initiated under the Technology Affiliates Program support activities, as performed, no later than September 28, 2003.

     The scope, deliverables, and estimated costs of specific technology transfer tasks for UNIVERSAL DETECTION will be agreed upon in advance between JPL's and UNIVERSAL DETECTION'S liaison officers, on a case-by-case basis, and will be set forth in a statement of work.

D.   PERIOD OF PERFORMANCE

     The contractual and programmatic end date of the period of performance for this task will be from the date of execution of a task order between the National Aeronautics and Space Administration (NASA) and the California Institute of Technology (Caltech) through September 28, 2003.

E.   LIAISON OFFICERS

     1.   JPL's liaison officer will be:

            Mr. Gregory Bean
            Jet Propulsion Laboratory
            4800 Oak Grove Drive, Mail Stop 306-336
            Pasadena, CA 91109-8099
            Phone/Fax:  (818) 354-3285 / (818) 393-4406

     2.   Universal Detection's liaison officer will be:

            Mr. Jacques Tizabi
            Universal Detection
            9300 Wilshire Blvd., Suite 308
            Beverly Hills, CA 90212
            Phone/ Fax: (310) 273-3655

F.   CONTRACTUAL ARRANGEMENTS

     1.   GENERAL

     The Jet Propulsion Laboratory (JPL) is a Federally Funded Research and Development Center (FFRDC), sponsored by NASA, that conducts programs in space science and other scientific areas specified or approved by NASA. The Jet Propulsion Laboratory is also an operating division of the California Institute of Technology (Caltech). Caltech is a private non-profit educational institution chartered under the laws of the State of California and is not an agent of the Government.



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     Under NASA Contract NAS7-1407, Caltech performs research and development tasks and operates JPL for NASA. The contract also allows a limited amount of research and development work to be performed for non-NASA sponsors (including other Government agencies and commercial entities). All work that NASA agrees to accept on a reimbursable basis under NASA. Contract NAS7-1407 for performance at its FFRDC must be within the scope of work and terms and conditions of NASA Contract NAS7-1407, as determined by the NASA Contracting Officer.

     NASA Contract NAS7-1407 is a Cost Reimbursable Award Fee type contract. All costs incurred are billed to the Government on a 100% reimbursable basis. The costs to be charged for the proposed work must be consistent with contractual provisions and established procedures for costing under the current contract between NASA and Caltech. All charges developed at the Laboratory, including JPL applied burdens, are billed to the Government as direct charges at the rates in effect at the time the work is accomplished. Government audit is performed on a continuing basis by a Defense Contract Audit Agency resident team.

     2.   FUNDING

     In accordance with current procedures between NASA and Caltech, funding of the Jet Propulsion Laboratory for the proposed effort may be accomplished as follows. The sponsor can issue a check, cover letter and/or signed purchase order directly to the NASA Contracting Officer listed below for NASA Contract NAS7-1407. THE CHECK MUST BE MADE PAYABLE TO NASA. The check, cover letter and/or signed purchase order should reference the JPL Task Plan number and date. The letter must acknowledge that the work to be performed shall be under the terms and conditions of NASA Contract NAS7-1407. The letter should be addressed to the NASA Contracting Officer for NASA Contract NAS7-1407 as follows:

      National Aeronautics and Space Administration
      NASA Management Office - JPL
      4800 Oak Grove Drive, Mail Stop 180-805
      Pasadena, CA 91109
      Attention: Mr. Angel Castillo, Contracting Officer

     To prevent delays in the processing and acceptance of the order, it is essential that the following information be included in each order.

          a. The source of Federal funds identified by grant or contract number and appropriation information when the order contemplates Federal funding.

          b. The reimbursable cost of work done for local or state government/ agencies or the private sector shall be on an advance payment basis. All advance payment checks should be made payable to the National Aeronautics and Space Administration and should be sent along with order to the NASA Contracting Officer at the NASA Management Office-JPL address specified above. ADVANCE PAYMENT CHECKS WILL ONLY BE PROCESSED BY THE NASA MANAGEMENT OFFICE (NMO) IF ACCOMPANIED BY THE STATEMENT OF WORK SIGNED BY JPL AND



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THE SPONSOR. ADVANCE CHECKS SUBMITTED WITHOUT AN ACCEPTABLE STATEMENT OF WORK
MAY BE REJECTED BY THE NMO AND RETURNED TO THE SPONSOR.

          c. The individual or office to whom invoices are to be submitted.

          d. The name, title, address, and telephone number of your proposed technical manager.

          e. The name, title, address, and telephone number of the cognizant contracting officer for this effort.

          f. A statement as to whether your organization has or plans to solicit or accept proposals for substantially the same effort from private industrial, commercial or other profit-making organizations.

          g. If performance of this proposed task requires procurement of Automated Data Processing Equipment (ADPE) for another Government agency, a written statement of compliance with applicable statutory and regulatory restrictions may be required by NASA prior to placement of the task order.

     The sponsor's order or reimbursable agreement issued to NASA shall include a copy of the JPL generated Statement of Work, signed by both parties, which delineates the work to be accepted by NASA and performed by JPL. However, the Statement of Work must be consistent with the terms and conditions of NASA Contract NAS7-1407 and the individual JPL Task Plan.

     3.   ACCOUNTING AND REPORTING OF COSTS UNDER THE TECHNOLOGY AFFILIATES
          PROGRAM

     JPL's procedures for accounting and reporting costs for work performed by JPL on UNIVERSAL DETECTION'S behalf shall be in accordance with the Task Plan and the requirements of NASA Contract NAS7-1407 and based on monthly costs incurred for each task.

     4.   NASA ACCEPTANCE

     NASA will review all orders for acceptability under the contract; the processing time for reimbursable orders will be handled as expeditiously as possible. Upon receipt of NASA's placement of a Task Order, JPL is authorized to perform the effort agreed to between NASA and the sponsor.

     5.   TECHNICAL DIRECTION AND MONITORING

     Sponsors will appoint an individual to provide technical direction and monitoring of the work performed as outlined in the Statement of Work provided in the Task Order. Overall contract administration responsibility continues to reside with the NASA Contracting Officer.



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G.   SPECIAL PROVISIONS.

     1.   TERMINATION

     Universal Detection may terminate this effort at any time by providing to the NASA Contracting Officer written notice of its decision to terminate. Costs associated with termination will be subject to reimbursement in accordance with the terms of NASA Contract NAS7-1407. Any funds remaining will be returned to Universal Detection within a reasonable time of termination.

     2.   DISCLAIMER

     Neither the California Institute of Technology, Jet Propulsion Laboratory, nor any person acting on their behalf:

          a. Makes any warranty, express or implied, that the use of any information, apparatus, method or process disclosed as the result of participation in the Technology Affiliates Program, will not infringe privately owned rights; or

          b. Assumes any liability for damages resulting from the use of any such information, apparatus, method or process disclosed as the result of participation in the Technology Affiliates Program.

     3.   ACCOUNTABILITY OF RESIDUAL PROPERTY

     It is intended that accountability for residual property purchased or developed in the performance of this effort shall reside with NASA. Residual property is defined as any property not specifically identified as a deliverable in this Task Plan.

     4.   OTHER SPECIAL PROVISIONS

     Please refer to Attachments A, B and C for additional applicable provisions.

H.   COST ESTIMATE

     UNIVERSAL DETECTION will pay $249,000 upon acceptance of this JPL task plan, as the initial funding into the Technology Affiliates Program. Once funds are depleted, additional funding for tasks agreed upon by UNIVERSAL DETECTION and JPL should be provided within a minimum of six (6) weeks prior to scheduling of negotiated work.

     Of the funds allotted to JPL, approximately $234,906 will be used to establish UNIVERSAL DETECTION'S Technology Tasks Account. This account is for advance payment for work to be performed under this task plan. Funds within the account will be used for UNIVERSAL DETECTION'S approved technology transfer tasks and technical support. Any unused portion of UNIVERSAL DETECTION'S funds shall remain in the account for use in subsequent tasks unless the effort is terminated as described in Section G.1. of this task plan.



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     Since it is not possible to predict the amounts of funding to be assigned to cost categories such as direct compensation, travel, services, and overhead, because these depend on the technology transfer requests from UNIVERSAL DETECTION, standard JPL accounting practices will be applied. Costs directly associated with JPL activity will be allotted to the following categories:

  Technology Tasks Account                                  $ 234,906

  NASA Costs                                                   14,094
                                                    ------------------------
                 TOTAL                                       $249,000


     1.   ADDITIONAL FUNDS FOR TECHNOLOGY TASKS ACCOUNT

     If, during the period of performance under this task plan, UNIVERSAL DETECTION, and JPL agree to additional funding for UNIVERSAL DETECTION, technology transfer tasks will be made available if a new Statement of Work identifying the funding increase is provided.

     The Research and Development (R&D) program charge associated with this task will be applied to the related JPL advanced technology area of Exploratory Research and Concept Development. JPL will provide one copy of the Director's Research and Development Program Animal Report if requested.

     *NOTE: All efforts whose total estimated cost is $250,000 or greater will be subject to Award Fee* and R&D* charges as listed above in Paragraphs a. and
b. of Section H. Cost Estimate.

          a. CAAS** - Actual NASA charges will be based upon the total dollar value of the sponsor's reimbursable order based on the following schedule. Contract Administration and Audit Service (CAAS) charges for reimbursable orders over $1M are non-refundable.

               AGREEMENT VALUE                              CHARGE
               ---------------                              ------

               $1M to less than $2M                         $10,000

               $2M to less than $5M                         $24,000

               $5M and over                                 0.52%


          b. AGENCY G&A - NASA Agency General and Administrative (G&A) rate applied to reimbursable sponsors.



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     **NOTE: This is a non-refundable amount based on the total agreement value
(task plan cost estimate) and will be charged on the initial order. If the total agreement value is increased, the CAAS charge will be recalculated and the customer charged accordingly.

     2.   ADDITIONAL FUNDS FOR TECHNOLOGY TASKS ACCOUNT

     If, during the period of performance under this task plan, UNIVERSAL DETECTION, and JPL agree to additional funding for UNIVERSAL DETECTION, technology transfer tasks will be made available if a new Statement of Work identifying the funding increase is provided.



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                                  ATTACHMENT A

                            OTHER SPECIAL PROVISIONS

     1.   INTELLECTUAL PROPERTY

     The sponsor's rights to intellectual property are defined in Attachment B, the Intellectual Property Agreement with Caltech for work done under this Task Plan.

     2.   PROPRIETARY INFORMATION

     The sponsor and JPL understand that, in the general course of the activities for this effort, neither party will offer the other information that is considered confidential or proprietary.

     In the event that the sponsor desires to disclose confidential or proprietary information to JPL, (either written or oral), the sponsor will first inform JPL of the submission and explain the general nature of the proprietary information, to permit JPL to determine whether it wishes to receive said proprietary information. JPL agrees to hold such information that it agrees to receive in confidence for a period of three years from the receipt of the proprietary information provided that:

          a. Written information has been appropriately identified by a proprietary legend; and

          b. Oral disclosures of proprietary information are confirmed in writing within fifteen days by the sponsor to JPL, informing JPL of the subject matter to be held in confidence, when it was disclosed, and to whom.

          c. JPL shall have no obligations regarding disclosure or use of any such information which (1) is already known to JPL, or (2) becomes publicly known through publication, inspection of product or otherwise and through no wrongful act of JPL, or (3) is received from a third party without a similar restriction and without breach of this Agreement, or (4) is shown by documentary evidence to have been independently developed by JPL, or (5) is disclosed to a third party by or on behalf of the sponsor (other than disclosure by the sponsor in connection with limited consumer testing) without a similar restriction on the third party's rights, or (6) is disclosed pursuant to the lawful requirement of a governmental agency or by order of a court of competent jurisdiction or disclosure as permitted by operation of law, provided that such disclosure is subject to all governmental or judicial protection available for like material and provided that before such disclosure, the sponsor shall have been given prior written notice to JPL's intention to disclose and a reasonable opportunity to object to such disclosure.

          d. In exceptional circumstances, JPL will hold proprietary information for a period of time longer than three years, provided that such period of time is agreed upon in writing by JPL prior to the sponsor disclosing such proprietary information to JPL. Current JPL procedures relative to treatment of proprietary information are attached as Attachment C.



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     3.   PUBLICATIONS

     JPL shall have the right to publish the results of its research for work conducted under this Task Plan, subject to the obligation of confidentiality set forth in paragraph 2. above. JPL shall provide copies of proposed publications to the sponsor no later than simultaneously with release for publication. JPL recognizes that such publication may impact on patentable inventions, and agrees to exert every reasonable effort to take appropriate patent actions prior to publication.

     4.   EXPORT OF TECHNICAL DATA

          a. Any resulting agreement is subject in all respects to the laws and regulations of the United States of America, including (without limitation) the Export Administration Act of 1979 (50 U.S.C. App. 2401 et seq.), as amended, and the Arms Export Control Act (22 U.S.C. Section 2778), as amended, and all regulations thereunder.

          b. The definition of "technical data" in the International Traffic in Arms Regulations cited in 22 Code of Federal Regulations, Section 120.10 in addition to the definitions of "software" and "technology" including all references thereunder, in the Export Administration Regulations cited in 15 Code of Federal Regulations, Section 772, shall apply as the definition of technical data for the purpose of this clause.

          c. The definition of an "export" in the International Traffic in Arms Regulations cited in 22 Code of Federal Regulations, Section 120.17 and the Export Administration Regulations cited in 15 Code of Federal Regulations,
Section 734.2(b) inclusive shall apply for the purpose of this task plan.

          d. If at any time during the performance period of this task, the sponsor has reason to believe that technical data related to the task, and in JPL's possession, may need to be exported, it shall immediately notify JPL of such fact. In the event a license or other export approval is required, during the performance period of this task, for technical data related to the task and in JPL's possession, JPL shall apply for such a license or other export approval in a timely manner and diligently prosecute such application. The sponsor shall cooperate with JPL in connection with such application, including (without limitation) furnishing JPL or the appropriate U.S. government agency with such written assurances and other documents as may be required.

          e. If, at any time after the sponsor has received technical data from JPL, it is determined that a license or other export approval is required for the sponsor to export such technical data, to a third party, either within or outside of the United States, the sponsor shall apply for such license or other export approval in a timely manner and diligently prosecute such application. The sponsor shall comply with any and all restrictions or conditions imposed by the terms of any export license or other export approval, upon its use or disposition of the technical data or product incorporating any such technical data, and further represents and warrants that any and all undertaking and statements made by it are and will remain true and correct.



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     5.   EXPORT OF HARDWARE

          a. Any resulting agreement is subject in all respects to the laws and regulations of the United States of America, including (without limitation) the Export Administration Act of 1979 (50 U.S.C. App. 2401 et seq.), as amended, and the Arms Export Control Act (22 U.S.C. Section 2778), as amended, and all regulations thereunder.

          b. The definition of "defense article" excluding "technical data" in the International Traffic in Arms Regulations cited in 22 Code of Federal Regulations, Section 120.10 shall apply jointly, with the definition of "commodity", in the Export Administration Regulations cited in 15 Code of Federal Regulations, Section 772 as the definition of hardware for the purpose of this clause.

          c. The definition of an "export" in the International Traffic in Arms Regulations cited in 22 Code of Federal Regulations, Section 120.17 and the Export Administration Regulations cited in 15 Code of Federal Regulations,
Section 734.2(b)(1) shall apply for the purpose of this task plan.

          d. If at any time during the performance period of this task, the sponsor has reason to believe that hardware related to the task, and in JPL's possession, may need to be exported, it shall immediately notify JPL of such fact. In the event a license or other export approval is required, during the performance period of this task, for hardware related to the task and in JPL's possession, JPL shall apply for such a license or other export approval in a timely manner and diligently prosecute such application. Including (without limitation furnishing JPL or the appropriate U.S. government agency with such written assurances and other documents as may be required.

          e. If at any time after the sponsor has received hardware from JPL, it is determined that a license or other export approval is required for the sponsor to export such hardware, to a third party, either within, or outside of the United States, the sponsor shall apply for such license or other export approval in a timely manner and diligently prosecute such application. The sponsor shall comply with any and all restrictions or conditions imposed by the terms of any export license or other export approval, upon its use or disposition of the hardware or product incorporating any such hardware, and further represents and warrants that any and all undertakings and statements made by it are and will remain true and correct.



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                                  ATTACHMENT B

                  INTELLECTUAL PROPERTY AGREEMENT WITH CALTECH

     The sponsor has agreed to fund, under the attached Task Plan certain work to be done by JPL pursuant to a NASA task order. This is an exclusive Agreement between Caltech and UNIVERSAL DETECTION, TASK PLAN NO. 13-6971, and does not imply that NASA is a third party to this Agreement.

     Caltech, subject to terms and conditions of NASA Contract NAS7-1407 and other applicable preexisting contract obligations, if any, agrees to grant the sponsor Intellectual Property rights for work done under this Task Plan as follows:

     1.   DISCLOSURE

     JPL will inform the sponsor of subject innovations, inventions and discoveries hereinafter collectively termed "Intellectual Property," made in the performance of tasks funded in part or in whole by the sponsor.

     2.   PATENTS

          a.   FILING

     In the event that Caltech indicates in writing that it does not choose to file a patent application on Intellectual Property in a domestic or foreign country but the sponsor desires to have an application filed, Caltech shall file such an application upon the written request and at the expense of the sponsor and title to such Intellectual Property shall remain in Caltech. In such event, the sponsor shall pay Caltech all reasonable expenses for filing and prosecuting the patent applications filed at the sponsor's request and all expenses for maintaining the patents resulting therefrom. Where time permits, drafts of said applications will be sent to the sponsor and its comments considered. Where the sponsor pays all reasonable expenses for filing and prosecuting said patent applications and/or maintaining said patents resulting therefrom, then the sponsor and Caltech shall share equally in the income derived from licensing said patents to third parties, after the sponsor first deducts said expenses from any licensing income.

          b.   NON-EXCLUSIVE LICENSES

     For all Intellectual Property developed under tasks that are funded in part or in whole by the sponsor, the sponsor will receive upon request, at a minimum, a non-exclusive, royalty-free license. Except as provided elsewhere in this Agreement, licenses granted to other, non-funding, parties shall be on a royalty-bearing basis.

          c.   LICENSE RIGHTS GREATER THAN NON-EXCLUSIVE

               (i) This provision relates to individual tasks initiated under this Agreement where the sponsor believes that the acquisition of rights greater than a non-exclusive,




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royalty-free license to intellectual property is necessary to the successful development and marketing of a product likely to emerge from such a task. In such event, upon application by the sponsor for greater license rights, prior to initiation of the task involved, Caltech shall consider whether under current Caltech policy, such greater rights are available to the sponsor and if so, to grant them on mutually agreeable terms and conditions. The sponsor reserves the right to withdraw the funding for said task if a satisfactory agreement relative to said greater rights cannot be reached beforehand.

               (ii) Where not agreed upon in advance, for all subject inventions made in the performance of tasks funded in part or in whole by the sponsor, Caltech shall consider and, if appropriate under the current Caltech policy, to grant the sponsor greater license rights under mutually agreeable terms and conditions.

          d.   LICENSE TO U.S. GOVERNMENT

     The United States Government will receive a non-exclusive, non-transferable, royalty-free license for all Intellectual Property made in the performance of tasks.

     3.   COMMUNICATIONS

     Communication between the sponsor and Caltech/JPL on Intellectual Property matters shall be addressed as follows:

     Caltech:

            Mr. Adam Cochran
            The Intellectual Property Counsel
            California Institute of Technology
            M/S 201-85
            Pasadena, CA 91125


            UNIVERSAL DETECTION:
            Mr. Jacques Tizabi
            Universal Detection
            9300 Wilshire Blvd., Suite 308
            Beverly Hills, CA 90212



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     4.   This Agreement will be interpreted in accordance with the laws of the
State of California.

     5. IN WITNESS WHEREOF, the parties have caused the Intellectual Property Agreement to be duly executed and effective as of the date of signing by both parties.



               CALIFORNIA INSTITUTE OF TECHNOLOGY


               /S/ ADAM COCHRAN                       AUG 20, 2002
               ---------------------------------------------------------
               By                                      Date

               ADAM COCHRAN
               ---------------------------------------------------------
               Print Name

               THE INTELLECTUAL PROPERTY COUNSEL
               CALIFORNIA INSTITUTE OF TECHNOLOGY
               ---------------------------------------------------------
               Title


                UNIVERSAL DETECTION


               /S/ JACQUES TIZABI                     8/6/02
               ---------------------------------------------------------
               By                                      Date

               JACQUES TIZABI
               ---------------------------------------------------------
               Print Name

               CEO
               ---------------------------------------------------------
               Title

               310-248-3655
               ---------------------------------------------------------
               Phone



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                                  ATTACHMENT C

                     PROCEDURES FOR NONDISCLOSURE STATEMENTS

     Signed Non-Disclosure Statements and Proprietary Documents received by JPL will be handled as follows:

     1. A Non-Disclosure Agreement is to be signed before proprietary information is discussed. Any changes in or substitutions for these Non-Disclosure Agreements must be approved by Caltech General Counsel (Patent Office) before use.

     2. Disclosure discussions relative to proprietary information should be attended by as few as practicable. One key individual from JPL and one from each of the outside organizations in attendance of such a discussion will sign the Non-Disclosure Agreement binding the individuals and companies involved.

     3. Approval from the JPL Technology and Applications Programs Directorate must be provided by the Manager of the applicable Program Office or his/her designee.

     4. The general nature and purpose of the discussion must be agreed upon by all parties before proprietary discussions are initiated.

     5. Only those Proprietary documents deemed necessary for JPL to perform their technical and management functions will be retained at JPL.

     6. Proprietary information and documents will be clearly marked as "Proprietary" and will be filed, closely monitored and controlled by a designated individual on the task team.

     7. Copying of proprietary information without the permission of the sponsor will be prohibited,



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               STATEMENT OF WORK FOR TECHNOLOGY AFFILIATES PROGRAM

        TITLE:              Delayed Fluorescence Spore Detection

        DATE:               7/11/2002

        SPONSOR NAME:       Universal Detection

        JPL TASK PLAN NO.   13-6971

        Sponsor Liaison Officer:  Jacques Tizabi
        310 273-3655                                         FAX:  310-273-2662

        Sponsor Task Monitor:     Jacques Tizabi
        PHONE:  same                                         FAX:  same

        JPL Liaison Officer:      Greg Bearman
        PHONE:  818-354-3285                                 FAX:  818-393-4489

        JPL Program Manager:      Ken Wolfenbarger
        PHONE:  818-354-3281                                 FAX:  818-393-1366

        JPL Task Manager:        Adrian Ponce
        PHONE:  818-354-8196                                 FAX:  818-393-3302

     1.   INTRODUCTION

     The combination of three components, two from JPL and one from Universal Detection enables a new in-situ detection system for bacterial spores with high sensitivity, selectivity, and rapid response time.

     Universal Detection instruments capture atmospheric particulates on a tape substrate and detect mass loading. The particles are size sorted by an EPA approved concentrator/collector prior to capture on the tape. Presently, the system cannot distinguish between inorganic particulates or biological substances such as bacterial spores. The vision of the proposed work for Universal Detection is to provide an additional capability for bacterial spore detection and quantification to their existing aerosol monitoring systems.

     JPL has been developing bacterial spore detection technology that could easily be integrated into the Universal Detection device. This detection scheme is based on luminescence turn-on triggered specifically by the presence of bacterial spores. It has been demonstrated that the magnitude of the luminescence intensity is proportional to the concentration of bacterial spores in a given sample.



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     The time scales of sample collection by the Universal Detection instrument and bacterial spore detection are well suited for integration. It takes about an hour for a measurable sample to be collected on the tape and the spore detection requires about 20 minutes for the spores to germinate. The operating scenario for the proposed instrument, consisting of the combined technologies, calls for continuous unattended monitoring of large public spaces with a response time of ~1/2 hour. Thus, this new device will detect a rise in spore concentration within 20 minutes subsequently and give an alert. Since the spores are collected on a tape, they are also available for additional testing such as PCR after an event.

     The JPL technology has two components; (1) a technique for labeling spores with a luminescent probe with a long-lifetime, ~500-1000 us. (2) A time-delayed imager that can acquire data from only the long-lifetime probe.

     2.   JPL'S SPECIAL COMPETENCIES

     JPL has two unique capabilities that enable us to perform the work in this task plan. A leader in APS technology, JPL has developed a true snapshot mode APS imager. Already demonstrated, this device is ideal for imaging of cells labeled with delayed fluorescence: probes. The second JPL special competency comes from work done for planetary protection to detect viable spores on spacecraft. Unique assays have been developed to assess spore viability and to quantitate their presence; this work forms the core of the spore detection work in this task plan.

     1.   STATEMENT OF WORK

     JPL would perform two major tasks to develop this technology for integration into Universal Detection's aerosol monitors. This will be a 12 month effort.

     1. Demonstrate spore germination or lysis on the collection tape followed by bonding of the DPA to terbium. Germination can be accomplished by impregnating the tape with L-alanine to promote spore germination. Alternatively, one could spray a solution on the tape or have a continuous dip into a bath.

     2. Demonstrate time-gated detection of the DPA induced green luminescence. This will be done in two modes; (1) Event detection by collecting all the photons after a fixed delay from excitation. (2) Measurement of the lifetime after spores are detection to insure against false positives; i.e. if the signal measured in (1) does not have a lifetime of 800 us, it is NOT from a spore. If it does, then it is a spore event.

     The cost of this effort is $249K, including a full-time postdoc and-time commitments from Dr. Bearman and Dr. Ponce as well as fabrication costs and consumables.

     2.   DELIVERABLES

     The deliverables are:



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     3.   A demonstrated system for spore germination or lysis of spores on the
          Universal Detection tape currently used for particulate collection.

     4. A demonstrated system for time gated detection of the DPA fluorescence.

     5. A final report containing all experimental results and design suggestions for integration into the Universal Detection particulate collector.

     COST ESTIMATE - The cost of the work in this taskplan is $249K. See attached spreadsheet with JPL costs.


     /S/ JACQUES TIZABI        7/27/02        /S/ ADRIAN PONCE
     ---------------------------------        ----------------------------------
     Jacques Tizabi               Date        JPL Task Manager-Adrian Ponce
     President                                Jet Propulsion Laboratory
     Universal Detection                      JPL Section 384


     /S/ GREG BEARMAN                         /S/ MARY BOTHWELL
     ---------------------------------        ----------------------------------
     JPL Liaison Officer Greg Bearman         JPL Division Manager-Mary Bothwell
     Jet Propulsion Laboratory
     JPL Section 384

     COST ESTIMATE (dollars expressed in thousands)

                                                     FY'03
                                                    ------
     1.   Workyears                                    .7

     2.   Total Direct Compensation                 $90.9
          (Includes Employee Benefits)

     3.   Travel                                      0.0

     4.   JPL Services                                0.0

     5.   Procurements                               81.0

     6.   Multiple Program Support                   16.2

     7.   Total Direct Costs                        188.1

     8.   Allocated Direct Charge                    46.8

     9.   Total JPL Cost                            234.9

     10.  NASA Costs                                 14.1

    --------------------------------------------------------
          TOTAL ESTIMATED COST                     $249.0



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